        EXHIBIT 10.37
RESTRICTED STOCK UNIT AGREEMENT
UNDER THE
GLOBAL WATER RESOURCES, INC. 2020 OMNIBUS INCENTIVE PLAN
Name of Grantee:                [_______] (the “Grantee”)
Number of Restricted Stock Units:        [______] Units (the “RSUs”)
Grant Date:                     [_______, _____] (the “Grant Date”)
THIS RESTRICTED STOCK UNIT AGREEMENT (the “Agreement”) is entered into by and between Global Water Resources, Inc., a Delaware corporation (the “Company”), and the Grantee, as of the Grant Date noted above, pursuant to the Global Water Resources, Inc. 2020 Omnibus Incentive Plan (the “Plan”).
WHEREAS, the Company recognizes that the Grantee’s services are uniquely valuable to the Company and wishes to award the RSUs to the Grantee to provide the Grantee with an interest in the Company.
NOW, THEREFORE, in consideration of the mutual covenants and conditions set forth in this Agreement and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Company and the Grantee agree as follows:
AGREEMENT
1.DEFINITIONS. To the extent not specifically defined in this Agreement, all capitalized terms used in this Agreement shall have the meaning set forth in the Plan.
2.GRANT OF RSUs. As of the Grant Date, the Company hereby awards to the Grantee the number of RSUs set forth above. Each RSU represents an unsecured right to receive a cash amount equal to the Fair Market Value of one share of Stock, subject to the terms and conditions set forth in this Agreement and in the Plan.
3.VESTING. Subject to the other provisions of this Agreement and the terms of the Plan, the RSUs shall vest on the dates set forth on Exhibit A, provided the Grantee remains continuously employed by the Company or its Affiliates on each vesting date.
4.TERMINATION OF EMPLOYMENT. Pursuant to the terms of the Grantee’s employment agreement (the “Employment Agreement”), if the Grantee terminates service with the Company, any unvested RSUs shall be forfeited. Notwithstanding the foregoing, and subject to the terms of the Employment Agreement, if the Grantee becomes Disabled, dies, or if the Grantee’s service is terminated by the Company without Cause or by the Grantee for Good Reason (as such terms are defined in the Employment Agreement), all unvested RSUs shall become 100% vested automatically as of the date of such Disability, death or termination.
5.CHANGE IN CONTROL. Pursuant to the terms of the Employment Agreement, if a Change in Control occurs, all unvested RSUs shall become 100% vested

        CEO/CFO Form of Agreement
automatically as of the date of the Change in Control regardless of whether the Grantee remains employed by the Company or its successor following the Change in Control.
6.SETTLEMENT OF RSUs. Within sixty days of the date on which the RSUs vest, and in any event no later than March 15 of the calendar year following the calendar year in which such vesting occurs, the Company shall pay to the Grantee, in a lump sum settlement of the RSUs, an amount in cash equal to the product of (a) the Fair Market Value of a share of Stock on the vesting date and (b) the number of RSUs vesting on that date.
7.DIVIDEND EQUIVALENTS. If, prior to the settlement date, the Company declares a dividend on the shares of Stock, then, on the payment date of the dividend, the Grantee shall be credited with dividend equivalents in an amount equal to the dividends that would have been paid to the Grantee if one share of Stock had been issued on the Grant Date for each RSU granted to the Grantee as set forth in this Agreement. The dividend equivalents credited to the Grantee’s Account will be deemed to be reinvested in additional RSUs (rounded to the nearest whole share) and will be subject to the same terms and conditions as the RSUs to which they are attributable and shall be paid in cash on the same date that the RSUs to which they are attributable are settled. Such additional RSUs shall also be credited with additional RSUs as any further dividends are declared.
8.SHAREHOLDER RIGHTS. The Grantee shall not have any rights as a shareholder with respect to the shares of Stock underlying the RSUs, including, without limitation, any voting rights or any rights to dividends paid with respect to such underlying Stock.
9.CONTINUED SERVICE. This Agreement shall not be construed to confer upon the Grantee any right to continued employment or service with the Company or any Affiliate and shall not limit the right of the Company or any Affiliate, as the case may be, in its sole and absolute discretion, to terminate the Grantee’s employment or service at any time.
10.NON-TRANSFERABILITY. Unless otherwise provided by the Committee in its discretion, the RSUs may not be sold, assigned, alienated, transferred, pledged, attached or otherwise encumbered by the Grantee. Any purported sale, assignment, alienation, transfer, pledge, attachment or other encumbrance of an RSU in violation of this Section shall be void.
11.ADMINISTRATION. The Committee shall have the sole and complete discretion with respect to all matters reserved to it by the Plan and decisions of the Committee with respect to this Agreement shall be final and binding upon the Grantee and the Company.
12.PLAN. This Agreement and all rights of the Grantee under this Agreement are subject to the terms of the Plan, which are incorporated herein by reference. In the event of a conflict or inconsistency between the terms of this Agreement and the Plan, the terms of the Plan shall govern. The Grantee agrees to be bound by the terms of the Plan and this Agreement. The Grantee acknowledges having read and understood the Plan and this Agreement.
13.ENTIRE AGREEMENT. This Agreement, the Employment Agreement, and the Plan constitute the entire, final, and complete agreement between the parties with respect to

        CEO/CFO Form of Agreement
the subject matter hereof and supersede all prior agreements, promises, understandings, negotiations, representations, and commitments, both written and oral, between the parties with respect to the subject matter hereof.
14.TAX WITHHOLDING; TAX ADVICE. Pursuant to Section 12.2 of the Plan, the Company shall have the right to deduct or withhold from any payments made by Company to the Grantee, or to require that the Grantee remit to the Company, up to the maximum amount sufficient to satisfy any federal, state or local taxes of any kind as are required by law to be withheld with respect to the RSUs granted hereunder. The Grantee hereby acknowledges that neither the Company nor any of its representatives has provided to the Grantee any tax-related advice with respect to the matters covered by this Agreement. The Grantee understands and acknowledges that the Grantee is solely responsible for obtaining his or her own tax advice with respect to the matters covered by this Agreement.
15.SECTION 409A. This Agreement is intended to comply with Section 409A of the Code or an exception thereto and shall be construed in a manner that is consistent with the requirements for avoiding additional taxes or penalties under Section 409A of the Code. Notwithstanding the foregoing, the Company makes no representations that the payments and benefits provided under this Agreement comply with Section 409A of the Code or are excepted from Section 409A and in no event shall the Company be liable for all or any portion of any taxes, penalties, interest or other expenses that may be incurred by the Grantee on account of non-compliance with Section 409A of the Code. Notwithstanding anything to the contrary in the Plan or in this Agreement, if the Grantee is a Specified Employee, to the extent the RSUs are subject to the requirements of Section 409A of the Code and are payable upon the Participant’s Separation from Service, such payment shall be made in accordance with Section 16.6 of the Plan.
16.ADJUSTMENTS. The number of RSUs issued to the Grantee pursuant to this Agreement shall be adjusted by the Committee as described in Section 5.3 of the Plan in the event of a change in the Company’s capital structure.
17.AMENDMENT. Except as otherwise provided in the Plan, this Agreement may only be amended with the written approval of the Grantee and the Company. The provisions of this Agreement may not be waived or modified unless such waiver or modification is in writing and signed by a representative of the Committee.
18.GOVERNING LAW. This Agreement shall be construed in accordance with and governed by the laws of the State of Arizona without regard to conflict of law principles that would require the application of any other law. This Agreement shall be administered in accordance with all federal and state securities laws and with all applicable requirements of any stock exchange on which the Company’s shares of Stock may be listed
19.SEVERABILITY. If any provision of this Agreement, or the application of any such provision to any person or circumstance, is held to be unenforceable or invalid by any court of competent jurisdiction or under any applicable law, the parties shall negotiate an equitable adjustment to the provisions of this Agreement with the view to effecting, to the greatest extent

        CEO/CFO Form of Agreement
possible, the original purpose and intent of this Agreement, and in any event, the validity and enforceability of the remaining provisions of this Agreement shall not be affected thereby.
20.CLAWBACK. Pursuant to Section 14.5 of the Plan, every Award issued pursuant to the Plan is subject to potential forfeiture or clawback to the fullest extent called for by applicable laws, rules, regulations, stock exchange listing standards, or the Global Water Resources, Inc. Clawback Policy (the “Clawback Policy”). By accepting this Award, Grantee agrees to be bound by and to comply with the terms of any such forfeiture or clawback provisions. To satisfy any recoupment obligation arising under the Clawback Policy or otherwise under applicable laws, rules, or stock exchange listing standards, among other things, the Grantee expressly and explicitly authorizes the Company to issue instructions, on the Grantee’s behalf, to any brokerage firm or stock plan service provider engaged by the Company to hold any shares of Stock or other amounts required pursuant to the Award to re-convey, transfer or otherwise return such shares of Stock and/or other amounts to the Company upon the Company’s enforcement of the Clawback Policy.
21.COUNTERPARTS. This Agreement may be executed in counterparts, each of which shall be deemed an original but all of which together will constitute one and the same instrument.
IN WITNESS WHEREOF, the Company has caused this Agreement to be executed by its duly authorized representative and the Grantee has signed this Agreement, in each case as of the day and year first written above.
GLOBAL WATER RESOURCES, INC.

By:
Name:
Its:

GRANTEE:

By:
Name:
Electronic Mail Address:

        CEO/CFO Form of Agreement
EXHIBIT A
Vesting Schedule
The RSUs subject to this Agreement shall vest in accordance with the following schedule, provided that the Grantee remains employed by the Company or its Affiliates as of each vesting date listed below:

    A-1